Exhibit 10.20

ITG Parent, LLC

c/o Oaktree Capital Management, L.P.

11611 San Vicente Blvd., Suite 700

Los Angeles, CA 90049

December 29, 2021

Peter Giacalone

[***]

[***]

Dear Mr. Giacalone:

Reference is made to that certain Contribution Agreement, dated as of the date hereof, by and among ITG Parent, LLC, a Delaware limited liability company (“Parent”), and each of Michael Brooks, Michael Lind, Christy Adkins, Peter Giacalone, Christopher Perkins, Troy McClendon, Chris Cowart, Guilherme Elias, Jerry Taylor and Tracey Giacalone (collectively, the “Sellers”) (as amended from time to time, the “Contribution Agreement”). Certain capitalized terms used herein are defined in Section 2 below, and all other capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Contribution Agreement.

In connection with the transactions under the Contribution Agreement, certain Sellers shall be entitled to additional payments, and Parent hereby agrees that, on the terms and subject to the conditions set forth herein, in the event of a Trigger Event, such Sellers who are signatory hereto (collectively, the “Continuing Sellers”) shall be entitled to the following consideration:

1. Following the occurrence of a Trigger Event, within five (5) days after Parent has Available Cash for such payment, Parent shall pay, or cause to be paid, to the Continuing Sellers an aggregate amount equal to $10,000,000, which amount shall accrue interest from and after the date hereof until the payment thereof on a daily basis at the rate of 8% per annum (the “Post-Closing Payment”). Following a Trigger Event, (a) Parent shall use commercially reasonable efforts to cause the Post-Closing Payment to be paid and (b) until such Post-Closing Payment is made, Parent shall not make any other Distributions (as defined in the LLC Agreement) other than tax Distributions pursuant to Section 5.2 of the LLC Agreement. The Post-Closing Payment shall be paid to the Continuing Sellers by wire transfer of immediately available funds in accordance with their pro rata portion of the Post-Closing Payment as set forth in Schedule 1 to the Contribution Agreement and to account(s) designated by each such Continuing Seller in writing in advance. In any event, and notwithstanding the foregoing, if a Trigger Event has occurred and there is a Liquidity Event, the Post-Closing Payment shall be immediately due and payable.

2. Definitions. For the purposes of this letter agreement:

i. “Available Cash” means funds held by Parent and its subsidiaries which are legally available for payment of the Post-Closing Payment and which are freely available after taking into account Parent and its subsidiaries’ working capital needs, payment obligations to third parties, and the terms of indebtedness for borrowed money of Parent and its subsidiaries, all as the Board deems necessary with respect to the reasonable business needs and obligations of Parent and its subsidiaries; provided that, if the Trigger Event occurs, and the Parent or any material subsidiary of Parent is unable to pay their debts as they become due or is insolvent, then any condition or qualification that payment of the Post-Closing Payment is contingent upon Available Cash shall no longer be applicable, and such Post-Closing Payment shall become immediately due and payable (unless otherwise agreed to by the Sellers Representative or the Sellers in writing).

ii. “Class A Units” means Class A Units of Parent, and (x) any other equity interests of Parent issued in respect of such Class A Units of Parent pursuant to any unit splits, equity exchanges, unit dividends or similar recapitalization transactions or (y) any other equity interests received from a third party in respect of Class A Units of Parent. For the avoidance of doubt, if Oaktree receives equity interests in respect of Class A Units from Parent or a third party which are not Marketable Securities, such equity interests shall be included in Class A Units for purposes of this letter agreement.

iii. “Distributions” shall have the meaning ascribed thereto in the LLC Agreement.

iv. “Eligible Transferee” means, with respect to any Continuing Seller, any Permitted Transferee (as defined in the LLC Agreement) of such Continuing Seller who is (x) an “accredited investor” as such term is defined in Regulation D under the Securities Act and (y) not a Competitor (as defined in the LLC Agreement).

v. “Liquidity Event” means a transaction resulting in (x) the sale by Oaktree of all of the Class A Units held by it (whether in a single transaction or after giving effect to prior sales by Oaktree of Class A Units), or (y) the sale of substantially all of the assets of the Company, in each case in an arm’s length transaction to an unaffiliated third party or parties.

vi. “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Parent, dated December 30, 2021, by and among Parent and its members from time to time parties thereto, as amended, modified or supplemented from time to time.

vii. “Marketable Securities” means securities that (x) are traded on an established U.S. national or non-U.S. securities exchange, reported through NASDAQ or a comparable established non-U.S. over-the-counter trading system or otherwise traded over-the-counter or purchased and sold in transactions effected pursuant to Rule 144A under the Securities Act and (y) are not subject to restrictions on transfer as a result of applicable contract provisions, the provisions of the Securities Act or regulations thereunder (other than the volume, manner-of-sale and notice restrictions of Rule 144 promulgated thereunder or any successor rule thereto), provided that if such securities are subject to volume limitations under Rule 144, the holder thereof would be able to sell all such securities promptly following receipt (notwithstanding such volume limitations) in accordance with the provisions of any other securities laws or regulation or the rules or policies of any securities regulatory authority (other than a restriction requiring the filing of a notice only and, for greater certainty, not requiring any approval), or other applicable law, or (z) are currently convertible, exchangeable or exercisable by the holder thereof into securities that meet the requirements of clauses (x) and (y). The value of any Marketable Securities as of any given date shall be the closing sale price for such Marketable Securities on the day before the date of determining such value.

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viii. “Oaktree” means ITG Splitter, L.P., ITG Blocker, LLC and each of their respective Permitted Transferees (as defined in the LLC Agreement).

ix. “Trigger Event” means Oaktree’s receipt of (x) Distributions (including, for the avoidance of doubt, any Distributions of Marketable Securities) in respect of its Class A Units (calculated after giving effect to the payment of all fees, expenses, and other liabilities payable by Parent and its Subsidiaries in connection with the transaction(s) resulting in any such Distributions, as applicable, and the payment of the Post-Closing Payment) and (y) proceeds consisting of cash or Marketable Securities from its sale or transfer of any Class A Units (calculated after giving effect to the payment of all fees, expenses, and other liabilities payable by Oaktree and/or Parent and its Subsidiaries in connection with the transaction(s) resulting in any such proceeds, as applicable) resulting in a Class A Return Multiple (as defined in the LLC Agreement) equal to 2.0.

3. Miscellaneous.

i. This letter agreement and all of the obligations hereunder shall automatically terminate, with no further action of any party hereto, upon the first to occur of (x) the payment of the Post-Closing Payment in full, and (y) the date following a Liquidity Event after which Oaktree is not entitled to any further payment amounts in respect of a prior Trigger Event or Liquidity Event; provided, that in any event the provisions of this Section 3 shall survive any termination hereof.

ii. Seller Representative agrees that prior to Parent or a designee thereof making any payment of any amounts due pursuant to Section 1, Parent may offset against such payment any amounts owed by the Sellers to Purchaser or any Purchaser Indemnified Parties (as defined in the Purchase Agreement) pursuant to the Purchase Agreement.

iii. Each Continuing Seller agrees that this letter agreement, the existence hereof and each of the provisions hereof shall be subject to the confidentiality obligations set forth in Section 6.1(b) of the Purchase Agreement, as if specifically referenced therein.

iv. For purposes of this letter agreement, notices and all other communications provided for or required herein shall be made in accordance with Section 10.4 of the Purchase Agreement.

v. This letter agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

vi. Each party hereto consents to the jurisdiction and venue of the United States District Court for the District of Delaware or the Court of Chancery of the State of Delaware, as applicable, for any Action arising from or in connection with the interpretation or enforcement of this letter agreement.

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vii. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

viii. No amendment, modification or waiver of any provision of this letter agreement shall be valid unless the same shall be in writing and signed by Parent and Seller Representative.

ix. No rights of any Continuing Seller under this letter agreement or portion thereof shall be assignable, whether directly or indirectly, without the prior written consent of Parent, such consent not to be unreasonably withheld and any attempted assignment without the prior written consent of Parent shall be null and void; provided that no such consent shall be required for the assignment by any Continuing Seller to any Eligible Transferee thereof. Parent may not assign this letter agreement without the prior written consent of the Seller Representative.

x. This letter agreement, together with the Contribution Agreement and the LLC Agreement and the other agreements contemplated thereby, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

xi. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This letter agreement and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail or a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

xii. Subject to Parent’s approval rights set forth in Section 3(viii) and Section 3(ix), this letter agreement is not intended to, and shall not, confer any rights or remedies upon any Person other than Seller Representative and the Continuing Sellers.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ITG Parent, LLC

/s/ Peter Giacalone
Name: Peter Giacalone
Title: President

SIGNATURE PAGE TO SIDE LETTER

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Seller Representative

/s/ Peter Giacalone
Name: Peter Giacalone

SIGNATURE PAGE TO SIDE LETTER

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Michael Brooks
Name: Michael Brooks

SIGNATURE PAGE TO SIDE LETTER

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Peter Giacalone
Name: Peter Giacalone

SIGNATURE PAGE TO SIDE LETTER

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Troy McClendon
Name: Troy McClendon

SIGNATURE PAGE TO SIDE LETTER

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Tracey Giacalone
Name: Tracey Giacalone

SIGNATURE PAGE TO SIDE LETTER

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Guilherme Elias
Name: Guilherme Elias

SIGNATURE PAGE TO SIDE LETTER

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Jerry Taylor
Name: Jerry Taylor

SIGNATURE PAGE TO SIDE LETTER

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Christopher Perkins
Name: Christopher Perkins

SIGNATURE PAGE TO SIDE LETTER

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Christopher Cowart
Name: Christopher Cowart

SIGNATURE PAGE TO SIDE LETTER